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                                   EXHIBIT 12

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY

                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO


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
                                                FOR THE SIX MONTHS
                                                   ENDED JUNE 30,                    FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------  -------------------------------------------------------------
     (In millions)                             6/30/2006   6/30/2005     2005         2004         2003        2002         2001
                                              ----------  ----------  ----------   ----------   ----------  ----------   ----------

1.   Income from continuing operations
     before income taxes ...................  $    108.3  $    126.7  $    224.1   $    173.6   $     56.5  $   (176.3)  $     (3.8)
2.   Interest expense ......................        15.5        14.5        29.6          5.1          8.2         8.5          4.9
3.   Interest factor of rental expense .....         3.2         3.7         8.0          5.0          5.3         5.4          2.5
4.   Net (undistributed) distributed
     income from equity investees ..........         1.2         1.6        (1.6)        (1.8)        13.7          --           --
                                              ----------  ----------  ----------   ----------   ----------  ----------   ----------
5.   Earnings before interest credited
     to contract owners ....................       128.2       146.5       260.1        181.9         83.7      (162.4)         3.6
6.   Interest credited to contract owners ..       481.8       477.0     1,048.6      1,090.3        887.2       786.6        825.7
                                              ----------  ----------  ----------   ----------   ----------  ----------   ----------
7.   Earnings ..............................  $    610.0  $    623.5  $  1,308.7   $  1,272.2   $    970.9  $    624.2   $    829.3
                                              ==========  ==========  ==========   ==========   ==========  ==========   ==========

8.   Interest expense ......................  $     15.5  $     14.5  $     29.6   $      5.1   $      8.2  $      8.5   $      4.9
9.   Interest factor of rental expense .....         3.2         3.7         8.0          5.0          5.3         5.4          2.5
10.  Preferred stock dividend
     requirements of majority-owned
     subsidiaries (non-intercompany) .......          --          --          --           --           --          --           --

     Net (undistributed) distributed
     income from equity investees ..........         1.2         1.6        (1.6)        (1.8)        13.7          --           --
                                              ----------  ----------  ----------   ----------   ----------  ----------   ----------
11.  Fixed charges before interest
     credited to contract owners ...........        19.9        19.8        36.0          8.3         27.2        13.9          7.4
12.  Interest credited to contract
     owners ................................       481.8       477.0     1,048.6      1,090.3        887.2       786.6        825.7
                                              ----------  ----------  ----------   ----------   ----------  ----------   ----------
13.  Fixed charges .........................  $    501.7  $    496.8  $  1,084.6   $  1,098.6   $    914.4  $    800.5   $    833.1
                                              ==========  ==========  ==========   ==========   ==========  ==========   ==========

14.  Ratio of earnings to fixed charges
     before interest credited to contract
     owners ................................
     (Line item 5/ Line item 11) ...........         6.4         7.4         7.2         21.9          3.1       (11.7)         0.5
15.  Ratio of earnings to fixed charges
     (Line item 7/Line item 13) ............         1.2         1.3         1.2          1.2          1.1         0.8          1.0
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